REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of August 20, 1996, is by and among Great Lakes REIT, Inc., a Maryland corporation (the "Company"), Fortis Benefits Insurance Company, a Minnesota corporation ("Fortis"), Morgan Stanley Institutional Fund, Inc. - U.S. Real Estate Portfolio, a Maryland corporation ("MS Institutional Fund"), Morgan Stanley SICAV Subsidiary SA, a Luxembourg corporation ("MS SICAV") (MS Institutional Fund and MS SICAV are collectively referred to as "Morgan Stanley"), Wellsford Karpf Zarrilli Ventures, L.L.C., a Delaware limited liability company ("WKZV"), Logan, Inc., a Delaware corporation ("NML") and Pension Trust Account No. 104972 Held by Bankers Trust Company as Trustee ("Fidelity;" Fortis, Morgan Stanley, WKZV, NML and Fidelity, together with their successors and assigns, are hereinafter sometimes referred to individually as a "Holder" and together as the "Holders").

                            RECITALS:

          WHEREAS, the Company and the Holders are parties to a Stock Purchase Agreement dated as of August 20, 1996 (the "Stock Purchase Agreement"), and pursuant to such Stock Purchase Agreement, the Company has issued or may issue to the Holders shares of Common Stock representing Registrable Shares (as such terms is defined herein);

          WHEREAS, the Company has agreed to provide to the Holders certain registration rights with respect to such Registrable Shares; and

          WHEREAS, the Company and the Holders are entering into this Agreement to set forth the terms and conditions applicable to the grant and exercise of such registration rights;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Holders and the Company do hereby agree as follows:

                           AGREEMENTS:

Section 1.     Definitions.

          In addition to the terms that are defined in the Preamble hereto, capitalized terms not defined herein shall have the meanings ascribed thereto in the Stock Purchase Agreement and the following terms shall have the following meanings as used in this Agreement:



          "First Public Offering" means the sale of newly issued
Common Stock by the Company pursuant to the Company's first effective Registration Statement covering the sale by the Company of such shares filed under the 1933 Act.

          "Form S-1" means a Registration Statement on Form S-1 as promulgated by the SEC or any successor form that is substantially similar thereto.

          "Form S-2" means a Registration Statement on Form S-2 as promulgated by the SEC or any successor form that is substantially similar thereto.

          "Form S-3" means a Registration Statement on Form S-3 as promulgated by the SEC or any successor form that is substantially similar thereto.

          "Form S-11" means a Registration Statement on Form S-11 as promulgated by the SEC or any successor form that is substantially similar thereto.

          "Incidental Registration" is defined in Section 3(a) hereof.

          "Interruption Notice" is defined in Section 4 hereof.

          "Permitted Interruption" is defined in Section 4 hereof.

          "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

          "Registrable Shares" means: (i) shares of Common Stock now or hereafter issued by the Company to any Holder pursuant to or in connection with the Stock Purchase Agreement (including without limitation any shares of Common Stock issued (A) upon conversion of the Restricted Shares, (B) pursuant to Sections
6.13 or 6.14 of the Stock Purchase Agreement or (C) in connection with or in consideration for the waiver or modification of
Section 6.12 of the Stock Purchase Agreement), (ii) shares of Common Stock issued as, or upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of other Registrable Shares, and
(iii) any equity securities of the Company issued or issuable with respect to the securities referred to in clauses (i) and
(ii) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Shares whenever such Person has the unqualified right to acquire such Registrable Shares (by conversion or otherwise, but disregarding any legal restrictions upon the exercise of such right), whether or not such acquisition has actually been effected.

          "Registration Expenses" is defined in Section 6 of this Agreement.

          "Registration Statement" means any appropriate Registration Statement of the Company in a registration that covers the sale of any of the Registrable Shares pursuant to the provisions of Sections 2 or 3 of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

          "Regulations" means the rules and regulations of the SEC promulgated under the 1933 Act.

          "Required Registration" is defined in Section 2(a) hereof.

          "Shelf Registration Statement" is defined in Section
2(a) hereof.

Section 2.     Required Registration.

          (a) Shelf Registration Rights. The Company shall use its best efforts to effect not later than the earlier of (i) the third anniversary of the date hereof or (ii) the date that is 180 days after the settlement of the initial sale pursuant to the First Public Offering, the registration in a manner reasonably acceptable to the Holders of a majority of the Registrable Shares of all of the Registrable Shares on a continuous basis during the period specified in Section 2(d) hereof under Rule 415 or any successor rule of the Regulations by preparing and filing with the SEC a Registration Statement on Form S-3 or, if the Company is not eligible to register the Registrable Shares on such form, a Registration Statement on Form S-11, Form S-2 or Form S-1 (the "Shelf Registration Statement"); provided, however, that if, prior to the effective date of such registration, circumstances arise that would, after such date, constitute a Permitted Interruption, the Company shall be entitled to delay the Registration for a period not to exceed the Permitted Interruption. The Company will give each Holder not less than ten days prior written notice of its intention to comply with the provisions of this Section 2(a) and, in reasonable detail, the date and circumstances relating thereto. The Company shall use its best efforts to become, and thereafter to remain, eligible to register its securities on Form S-3, including, without limitation, remaining current in all filings under the 1934 Act. Such registration is referred to herein as a "Required Registration."

          (b) Selection of Underwriters. If all or any part of the Registrable Shares registered pursuant to a Required
Registration is an underwritten offering, the Holders of a majority of the Registrable Shares that comprise such underwritten offering will have the right to select the underwriter(s) to administer the offering; provided that the selection of the underwriter(s) shall be reasonably acceptable to the Company.

          (c) Priority on Required Registration. If all or any part of a Required Registration is an underwritten offering and the managing underwriters advise the Company that in their opinion the number of Registrable Shares and, if permitted pursuant to this Agreement, other securities requested to be included in such underwritten offering exceeds the number of Registrable Shares and other securities, if any, that can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Registrable Shares that comprise such underwritten offering, the Company will include in such registration prior to the inclusion of any securities that are not Registrable Shares the maximum number of Registrable Shares that in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders thereof on the basis of the amount of Registrable Shares owned or deemed to be owned by each such Holder.

          (d) Duration of Registration. The Company shall use its best efforts (subject to any Permitted Interruption) to cause the Required Registration to remain in effect until the earlier of (i) the date on which all Registrable Shares have been sold under the Registration Statement and (ii) if a Liquid IPO has been consummated, the later of (A) the date that is twelve months after such Shelf Registration Statement becomes effective and (B) the date that all Registrable Shares are freely transferable pursuant to Rule 144(k) or any successor rule of the Regulations that is substantially similar thereto (assuming for purposes of calculating such period that no Holder of Registrable Shares is an Affiliate of the Company) in any such case, as extended by the period of any Permitted Interruption.

Section 3.     Incidental Registrations.

          (a) Right to Incidental Registration. Subject to the remaining provisions of this Section 3, whenever the Company proposes to register its Common Stock under the 1933 Act on a Form S-1, Form S-2, Form S-3 or Form S-11 or any equivalent form, the Company will give prompt written notice to all Holders of Registrable Shares of its intention to effect such a registration and, subject to Sections 3(b) and (c) hereof, will include in such registration all Registrable Shares with respect to which the Company has received written requests for inclusion therein within 30 days after the receipt of the Company's notice (an "Incidental Registration"). The Holders of Registrable Shares shall have unlimited rights to participate in Incidental Registrations.

          (b) Priority on Primary Registrations. If an Incidental Registration is an underwritten primary offering on behalf of the Company and the managing underwriters for the offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, the Company will include in such registration
(i) first, the securities the Company proposes to sell,
(ii) second, the Registrable Shares requested to be included in such registration that in the opinion of such underwriters can be sold, prorated among the Holders of such Registrable Shares who request that Registrable Shares be included in such offering, on the basis of the number of Registrable Shares owned or deemed to be owned by such Holders, with further successive pro rata allocations, if any such Holder has requested the registration of less than all such Registrable Shares such Holder is so entitled to register, among such Holders (other than the Holder who requested less than all such Registrable Shares such Holder is so entitled to register) and (iii) third, other securities requested to be included in such registration.

          (c) Priority on Secondary Registrations. If an Incidental Registration is an underwritten secondary offering on behalf of holders of the Company's securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, the Company will include in such registration (i) first, the Registrable Shares requested to be included in such registration which in such opinion of such underwriters can be sold, prorated among the Holders of such Registrable Shares on the basis of the number of Registrable Shares owned or deemed to be owned by such Holders, with further successive pro rata allocations among the Holders of Registrable Shares if any Holder of Registrable Shares has requested the registration of less than all such Registrable Shares such Holder is so entitled to register and (ii) second, other securities requested to be included in such registration.

Section 4.     Interruptions of Continuous Registration.

          The Company shall be entitled, effective on the second business day after notice is given in conformity with Section 10(g) hereof (an "Interruption Notice"), to require the Holders to cease to make any offers or sales of the Registrable Shares under any Registration Statement then in effect covering such shares in the event that: (a) the Company determines, in good faith and reasonable judgment, that the offering of any Registrable Shares would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company (in which case the interruption shall not exceed 45 days from the date the Company makes such determination) or (b) the Company has initiated bona fide discussions with an underwriter regarding the sale of its Common Stock in a registered primary public offering and in such underwriter's opinion, the continuation of offers or sales in the registration would have a material adverse effect on such offering under discussion (in which case the interruption shall not exceed 45 days from the date the Company makes such determination).

          Each of the foregoing events or any combination thereof shall be hereinafter referred to as a "Permitted Interruption." In no event shall the Holders be required to cease offers or sales under any Registration Statement for more than 45 days or more than twice in any consecutive twelve-month period pursuant to Permitted Interruptions.


Section 5.     Registration Procedures.

          Whenever any Registrable Shares are to be registered pursuant to Section 2 or Section 3 hereof, the Company will use its best efforts to effect the registration of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant to which the Company will as expeditiously as possible:

          (a) Prepare and file with the SEC a Registration Statement with respect to such Registrable Shares and use its best efforts to cause such Registration Statement to become effective as soon as practicable, and in the case of a Registration Statement filed pursuant to Section 2 hereof, no later than the date specified in Section 2(a) hereof, which Registration Statement shall remain effective for the period specified in Section 2(d) hereof; provided that, at least seven days prior to filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company shall furnish to the Holders of the Registrable Shares covered by such Registration Statement, such Holders' counsel and the underwriters, if any, draft copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders' counsel and the underwriters, if any, and the Company will not, unless required by law, file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which Holders holding a majority in interest of the Registrable Shares covered by such Registration Statement or the underwriters with respect to such Securities, if any, shall object; any such objection to be made by written notice delivered to the Company no later than seven days after the party or parties asserting such objection receives draft copies of the documents that the Company proposes to file.

          (b) Furnish to each Holder of Registrable Shares included in a Registration Statement and any underwriter(s) of the securities being registered such number of copies of the Registration Statement, the Prospectus and such other documents as such Holder or underwriter(s) may reasonably require or request in order to facilitate the disposition of the Registrable Shares owned by such Holder or the offer or sale of such securities by such underwriter(s);

          (c) Use its best efforts to register or qualify such Registrable Shares under such other securities or "blue sky" laws of such jurisdictions as any Holder of Registrable Shares included in a Registration Statement reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Shares owned by such Holder (provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(c), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          (d) Cause all such Registrable Shares to be listed on a Major Stock Exchange;

          (e) Provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of the Registration Statement;

          (f) Enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders of a majority of the Registrable Shares being sold or the underwriter(s), if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares (including, without limitation, effecting a stock split or a combination of shares);

          (g) Make available at reasonable times for inspection by Holders of Registrable Shares included in such Registration Statement, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, independent accountants and other agents to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement;

          (h) Notify each Holder of Registrable Shares, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective;

          (i) Notify each Holder of such Registrable Shares to be included in such Registration Statement of any request by the SEC for the amending or supplementing of such Registration
Statement or for additional information;

          (j) Prepare and file with the SEC, promptly upon the request of any Holder of Registrable Shares to be included in such Registration Statement, any amendments or supplements to such Registration Statement that, in the opinion of counsel selected by the Holders of a majority of the Registrable Shares being registered, is reasonably required under the 1933 Act or the Regulations in connection with the distribution of Registrable Shares by such Holder;

          (k) Prepare and promptly file with the SEC and any other applicable regulatory department or agency and promptly notify each Holder of such Registrable Shares of the filing of such amendment or supplement to such Registration Statement as may be necessary to correct any statements or omissions if, during the period specified in Section 2(d) hereof or at any other time when a prospectus relating to such securities is required to be delivered under the 1933 Act, any event shall have occurred as the result of which any Registration Statement as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

          (l) Advise each Holder of Registrable Shares included in such Registration Statement, promptly after it shall receive notice or obtain knowledge thereof, (i) if, during the period specified in Section 2(d) hereof or at any other time when a prospectus relating to such securities is required to be delivered under the 1933 Act, any event shall have occurred as the result of which any Registration Statement as then in effect fails to satisfy the requirements of the 1933 Act and the Regulations (including the requirements of Regulation S-X of the Regulations) or would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading and (ii) of the issuance of any stop order by the SEC or any state authority or agency suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

          (m) At the request of any Holder of Registrable Shares included in a Registration Statement or any underwriter in connection with an underwritten offering, furnish on the effective date of such Registration Statement and the date of each subsequent amendment or supplement thereto, or in the case of an underwritten offering, on the date or dates provided for in the underwriting agreement: (i) an opinion of counsel, addressed to the Holders (and, if applicable, the underwriters), covering such matters as such Holders (and, if applicable, such underwriters) may reasonably request and (ii) a letter or letters from the independent certified public accountants of the Company addressed to the Holders (and, if applicable, such underwriters), covering such matters as such Holders (and, if applicable, such underwriters) may reasonably request, in which letters such accountants shall state, without limiting the generality of the foregoing, that they are independent certified public accountants within the meaning of the 1933 Act, that in the opinion of such accountants the financial statements and other financial data of the Company included in the Registration Statement comply in all material respects with the applicable accounting requirements of the SEC and that such accountants have reviewed certain other financial and statistical information included in the Registration Statement.

          (n) Provide a CUSIP number for all Registrable Shares covered by a Registration Statement not later than the effective date of such Registration Statement.

          (o) Cooperate with each Holder and each underwriter participating in the disposition of the Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

          (p) During the period when the Prospectus is required to be delivered under the 1933 Act, promptly file all documents required to be filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

          (q) In connection with an underwritten offering, participate, to the extent reasonably requested by the managing underwriter for the offering or the Holders, in customary efforts to sell the securities under the offering, including without limitation, participating in "road shows."

Section 6.     Registration Expenses.

          All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or "blue sky" laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and its independent certified public accountants (including, without limitation, the fees and disbursements related to the provision of a "comfort" letter addressed to the Holders of the Registrable Shares), reasonable fees and disbursements of one counsel for the Holders in connection with each Required Registration or Incidental Registration, reasonable fees and disbursements of one business advisor for the Holders in connection with each Required Registration or Incidental Registration and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), will be borne by the Company. In addition, the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance obtained by the Company and the expenses and fees for listing the securities in accordance with Section 5(d) hereof.

Section 7.     Indemnification.

          For the purpose of this Section 7 the term "Holder" shall include the Holder and any Affiliate of such Holder.

          (a) The Company agrees to indemnify and hold harmless each of the Holders, any underwriters thereof and each Person, if any, who controls any Holder or any such underwriter within the meaning of the 1933 Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Holders, any such underwriter or such controlling Person may become subject, under the 1933 Act, the 1934 Act or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expense (or actions in respect thereof as contemplated below) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, or any amendment or supplement thereto, (ii) arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading or (iii) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, any underwriting agreement or any related agreements, or any failure of the Company to perform its obligations hereunder or under law, and will reimburse each Holder, any such underwriter and each such controlling Person for any legal and other expenses as such expenses are reasonably incurred by such Holder, any such underwriter or such controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement, a Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use therein or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder.

          Except as provided in the last sentence of Section 7(c) hereof, in addition to its other obligations under this Section 7(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company in this Agreement or failure to perform its obligations in this Agreement, all as described in this Section 7(a), it will reimburse each Holder on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation, to reimburse each Holder for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Holder of Registrable Shares included in a Registration Statement will severally and not jointly indemnify and hold harmless the Company, each other Holder, each of their respective directors, each of their respective officers who signed a Registration Statement and each Person, if any, who controls the Company and such other Holders within the meaning of the 1933 Act, against any losses, claims, damages, liabilities or expenses to which such Person may become subject, under the 1933 Act, the 1934 Act or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Holder) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in a Registration Statement, a Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in a Registration Statement, a Prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such indemnifying Holder expressly for use therein, and will reimburse the Company, each other Holder, each of their respective directors, each of their respective officers who signed a Registration Statement or controlling Person for any legal and other expense reasonably incurred by such Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Except as otherwise provided in the last sentence of Section 7(c) hereof, in addition to its other obligations under this Section 7(b), each Holder severally and not jointly agrees that, as an interim measure during the pendency of any claim, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this
Section 7(b) that relates to written information furnished to the Company by such Holder, it will reimburse the Company and each other Holder (and, to the extent applicable, each officer, director or controlling Person) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of such Holder's obligations to reimburse the Company and each other Holder (and, to the extent applicable, each officer, director or controlling Person) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7 to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel, to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnified party shall have the right to participate in the defense of such action using counsel selected in its discretion, but the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the provision to the preceding sentence or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

          (d)  If the indemnification provided for in this
Section 7 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Sections 7(a), (b) or (c) of this Section 7 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holder from the placement of Common Stock or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative fault of the Company and the Holder in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, labilities or expenses, as well as any other relevant equitable considerations. The relative fault of such Holder shall be determined by reference to, among other things, whether the untrue or alleged misstatement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company or by such Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 7(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7(d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) hereof for purposes of indemnification. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined solely by pro rata allocation (even if the Holder were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 7(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Holder's obligations to contribute pursuant to this Section 7 are several and not joint.

Section 8.     Compliance with Rule 144.

          The Company shall use its best efforts to comply with the filing requirements of the SEC as set forth in Rule 144 of the Regulations and, at the request of any Holder who proposes to sell securities in compliance with Rule 144 of the Regulations or any successor rule, the Company will (i) forthwith furnish to such Holder a written statement of its compliance with the Company's SEC filing requirements as set forth in Rule 144 of the Regulations as such rule may be amended from time to time if it is in such compliance and (ii) make available to the public and such Holders such information as will enable the Holders to make sales pursuant to Rule 144 of the Regulations.

Section 9.     Participation in Underwritten Registrations.

          The Holders of a majority of the Registrable Shares that are participating in the underwritten registration will have the right to select the managing underwriters to administer any Registration effected pursuant to Section 2(b) or 3(c) hereof, subject to the reasonable approval of the Company of such managing underwriters and the Company will have the right to select the managing underwriters to administer any registration pursuant to Section 3(b) hereof, subject to the reasonable approval of the Holders of a majority of the Registrable Shares that are participating in the underwritten registration.

Section 10.    Miscellaneous.

          (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders of Registrable Shares in this Agreement.

          (b) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

          (c) Waivers and Amendments. This Agreement may be amended or modified in whole or in part only by a writing that makes reference to this Agreement and is executed by the Holders as and to the extent required by Section 10(l) hereof and the Company. The obligations of any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party claimed to have given the waiver; provided, however, that any waiver by any party of any violation of, breach of, or default under any provision of this Agreement or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreement provided for herein.

          (d) Entire Agreement. This Agreement, the Stock Purchase Agreement, the Certificate of Designation and the other agreements and instruments expressly provided for herein and therein, together set forth the entire understanding of the parties hereto and supersede in their entirety all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, among the parties.

          (e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (f) Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of Illinois without giving effect to the principles of conflicts of law thereof.

          (g) Notices. Any notices required or permitted to be sent hereunder shall be delivered in the manner and to the parties at their respective addresses set forth in Section 9.6 of the Stock Purchase Agreement.

          (h) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together will constitute one and the same instrument.

          (i) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer its rights hereunder without the prior written consent of the Holders. Each of the Holders shall be entitled to assign all of its rights, benefits and obligations hereunder to any Person that acquires Registrable Shares from such Holder without the prior consent of any party and such Person shall become a Holder and be entitled to all rights and benefits of a Holder hereunder. Promptly following any such assignment, the Holder(s) shall provide the Company with written notice of such assignment, but the failure to provide such notice will not affect such assignment.

          (j) Third Parties. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement.

          (k) Headings. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

          (l) Consent of Holders. Whenever this Agreement requires or otherwise provides for the written consent of the Holders, unless a greater or lesser percentage is specified, the written consent of the Holders holding at least 66 2/3% of the Registrable Shares then held by all the Holders shall constitute the written consent of the Holders.

                [signatures appear on next page]

          IN WITNESS WHEREOF, the parties have duly executed, or have caused their duly authorized officer or representative to execute, this Agreement as of the date first above written.


                                GREAT LAKES REIT, INC.,
                                  a Maryland corporation


                                By:/s/ Richard A. May
                                --------------------------------


                                "Fortis"


                                  FORTIS BENEFITS INSURANCE
                                    COMPANY, a Minnesota
                                    corporation

                                  By:   FORTIS ADVISERS, INC.,
                                          UNDER POWER OF
                                          ATTORNEY


                                  By:/s/ James J. Brinkerhoff
                                     ----------------------------

                                "Morgan Stanley"


                                  MORGAN STANLEY INSTITUTIONAL
                                    FUND, INC. - U.S. REAL ESTATE
                                    PORTFOLIO, a Maryland
                                    corporation

                                  By:   MORGAN STANLEY ASSET
                                          MANAGEMENT INC., AS
                                          INVESTMENT ADVISER


                                  By:/s/ Russell C. Platt
                                     ----------------------------

                                  MORGAN STANLEY SICAV SUBSIDIARY
                                    SA, a Luxembourg corporation

                                  By:   MORGAN STANLEY ASSET
                                          MANAGEMENT INC., AS
                                          INVESTMENT ADVISER


                                  By:/s/ Russell C. Platt
                                     ----------------------------

                                "WKZV"


                                  WELLSFORD KARPF ZARRILLI
                                    VENTURES, L.L.C., a Delaware
                                    limited liability company


                                  By:/s/ Edward Lowenthal
                                     ---------------------------



                                "NML"


                                  LOGAN, INC., a Delaware
                                    corporation


                                  By:/s/ Lois A. Smith
                                     ----------------------------

                                "Fidelity"


                                  PENSION TRUST ACCOUNT NO.
                                    104972 HELD BY BANKERS TRUST
                                    COMPANY AS TRUSTEE

                                  By:   FIDELITY MANAGEMENT TRUST
                                          COMPANY, UNDER POWER OF
                                          ATTORNEY


                                  By:/s/ Thomas P. Lavin
                                     ---------------------------
                                  Its: Vice President
                                       -------------------------